Exhibit 99.1

FOR IMMEDIATE RELEASE
February 7, 2013

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL AGENCY CORP.
REPORTS $0.36 COMPREHENSIVE INCOME PER COMMON SHARE AND
$31.64 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - February 7, 2013 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported comprehensive income for the fourth quarter of 2012 of $126 million, or $0.36 per common share, and net book value of $31.64 per common share. Economic return for the period, defined as dividends on common shares plus the change in net book value per common share, was $0.40 per common share, or 5% on an annualized basis. For the full year, AGNC reported a 32% economic return on common equity.

FOURTH QUARTER 2012 FINANCIAL HIGHLIGHTS

•	$0.36 comprehensive income per common share, comprised of:

◦	$2.37 net income per common share

◦	$(2.01) other comprehensive income (loss) ("OCI") per common share

▪	Driven by net unrealized losses on investments marked-to-market through OCI

•	$0.89 net spread income per common share

◦	Comprised of interest income, net of cost of funds (including interest rate swaps) and operating expenses

◦	$0.78 per common share, excluding approximately $0.11 per common share of "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates

◦
Excludes $0.29 per common share of estimated net carry income (also known as "dollar roll income") associated with purchases of agency mortgage backed securities ("MBS") on a forward-settlement basis through the "to-be-announced" ("TBA") dollar roll market

•	$1.93 estimated taxable income per common share

•	$1.25 dividend per common share declared on December 14, 2012

•	$2.18 estimated undistributed taxable income per common share as of December 31, 2012

◦	Represents an increase of $222 million from $518 million as of September 30, 2012 to $740 million as of December 31, 2012

◦	On a per share basis, increased $0.66 per common share from $1.52 as of September 30, 2012

American Capital Agency Corp.
February 7, 2013

•	$31.64 net book value per common share as of December 31, 2012

◦	Decreased $0.85 per common share, or 2.6%, from $32.49 per common share as of September 30, 2012

•	5% annualized economic return on common equity

◦	Comprised of $1.25 dividend per common share and $0.85 decrease in net book value per common share

OTHER FOURTH QUARTER HIGHLIGHTS

•	$85 billion investment portfolio as of December 31, 2012

◦	$98 billion including net TBA mortgage position as of December 31, 2012

•	6.7x average leverage for the quarter

◦	7.8x including average net TBA mortgage position during the quarter

•	7.0x leverage as of December 31, 2012

◦	8.2x including net TBA mortgage position as of December 31, 2012

•	10% actual portfolio CPR for the quarter

◦	11% actual portfolio CPR for the month of January 2013

◦	11% average projected portfolio life CPR as of December 31, 2012

•	1.63% annualized net interest rate spread for the quarter

◦	1.44% excluding "catch-up" premium amortization benefit due to change in projected CPR estimates

◦	1.65% when further adjusted for estimated TBA dollar roll income

•	1.39% net interest rate spread as of December 31, 2012

◦	1.61% including net TBA mortgage position as of December 31, 2012

•	2.7 million shares of common stock repurchased during the quarter at an average net repurchase price of $29.00 per common share

2012 FULL YEAR FINANCIAL HIGHLIGHTS

•	32% economic return on common equity

◦	Comprised of $5.00 dividend per common share and $3.93 increase in net book value per common share

•	$8.26 comprehensive income per common share, comprised of:

◦	$4.17 net income per common share

◦	$4.09 OCI per common share

•	$6.87 estimated taxable income per common share

◦	Estimated undistributed taxable income increased from $0.80 per common share as of December 31, 2011 to $2.18 per common share as of December 31, 2012

•	$3.93 per common share, or 14%, increase in net book value from $27.71 per common share as of December 31, 2011 to $31.64 per common share as of December 31, 2012

•	Portfolio prepayments remained stable during 2012 at an average actual portfolio CPR of 10% for the year

"The year 2012 was very successful for AGNC as we delivered a 32% economic return to our common shareholders,” commented John Erickson, Chief Financial Officer and Executive Vice President. "Despite the implementation of the Federal Reserve's third round of quantitative easing ("QE3"), our active management philosophy and focus on asset selection across the entire agency MBS spectrum enabled us to continue to extract significant value for our shareholders. As we look

American Capital Agency Corp.
February 7, 2013

to the future, we remain optimistic about our ability to create value for our shareholders in both today's environment and across a range of possible scenarios."

"Against the backdrop of record low interest rates, AGNC has once again delivered extremely strong returns for our common shareholders in 2012. In fact, this was our fourth year in a row where we were able to produce total economic or mark-to-market returns exceeding 30%," said Gary Kain, President and Chief Investment Officer. "During the fourth quarter, we adjusted our investment strategies to take advantage of favorable financing opportunities in the TBA dollar roll market, which significantly enhanced the net carry on our agency mortgage positions. While dollar roll income is recognized in 'other income' under GAAP, versus net interest income for on balance sheet assets, AGNC will continue to prioritize generating economic value over earnings geography. Additionally, these opportunities are a direct result of the Federal Reserve's large scale mortgage purchases under QE3 and thus likely to remain in place for most of 2013 (and possibly beyond)."

NET BOOK VALUE
As of December 31, 2012, the Company's net book value per common share was $31.64, or $0.85 lower than the September 30, 2012 net book value per common share of $32.49, reflective of lower pricing on the Company's MBS portfolio, net of hedge gains, as some of the initial gains on MBS recognized during the third quarter immediately following the Federal Reserve's announcement of QE3 declined in the fourth quarter. Since June 30, 2012, or "pre-QE3", the Company's net book value increased $2.23 per common share, or 7.6%.

INVESTMENT PORTFOLIO
As of December 31, 2012, the Company's investment portfolio totaled $85.2 billion of agency securities and $12.9 billion of net TBA mortgage positions, at fair value.

Since commencing QE3, the Federal Reserve's purchases of agency MBS have had the effect of lowering net interest rate spreads on lower coupon agency MBS. However, the Federal Reserve's involvement in the mortgage market has also made it more attractive to purchase agency MBS on a forward-settlement basis through the TBA dollar roll market.

TBA dollar roll transactions are a form of off-balance sheet financing of agency MBS. The price differential between agency MBS purchased for a forward settlement date through a TBA dollar roll transaction and the price of agency MBS for settlement in the current month is referred to as the “price drop”. The price drop is the economic equivalent of the net interest carry (interest income less implied financing cost), also referred to as "dollar roll income," on the agency MBS earned during the roll period. Given the attractive terms available in the dollar roll market throughout the fourth quarter, the Company maintained an average net forward TBA position of $13.1 billion (cost basis) during the quarter.

The Company accounts for its TBA dollar roll positions as derivative instruments and recognizes dollar roll income in other income (loss), net on the Company's financial statements. As of December 31, 2012, the Company's net TBA mortgage portfolio had a fair value of $12.9 billion and a cost basis of $12.8 billion, for a net fair value of $0.1 billion reported in derivative assets/liabilities on the Company's balance sheet.

American Capital Agency Corp.
February 7, 2013

As of December 31, 2012, the Company's agency securities were comprised of $83.6 billion of fixed-rate securities, $0.9 billion of adjustable-rate securities and $0.7 billion of collateralized mortgage obligations (“CMOs”) backed by fixed and adjustable-rate securities, including principal and interest-only strips. As of December 31, 2012, the Company's fixed-rate investment portfolio was comprised of $30.0 billion ≤15-year fixed-rate securities, $1.6 billion 20-year fixed-rate securities and $52.0 billion 30-year fixed-rate securities, while the Company's net TBA mortgage portfolio was comprised of $8.7 billion 15-year net TBA securities and $4.2 billion 30-year net TBA securities, at fair value.

As of December 31, 2012, 77% of the Company's fixed-rate securities, or 67% inclusive of net TBA mortgage positions, were comprised of securities backed by lower loan balance mortgages and loans originated under the U.S. Government sponsored Home Affordable Refinance Program ("HARP"), which have favorable prepayment attributes and, therefore, a lower risk of prepayment relative to generic agency securities. The Company defines lower loan balance securities as pools backed by original loan balances of up to $150,000 and HARP securities as pools backed by 100% refinance loans with original loan-to-values of ≥ 80%. The remainder of the Company's portfolio was primarily comprised of low coupon, new issuance fixed-rate agency securities.

CONSTANT PREPAYMENT RATES
The actual CPR for the Company's investment portfolio during the fourth quarter was 10%, an increase from 9% for the third quarter. The most recent CPR published in January 2013 for the Company's portfolio held as of December 31, 2012 was 11%. The weighted average projected CPR for the remaining life of all of the Company's agency securities held as of December 31, 2012 was 11%, a decrease from 14% as of September 30, 2012 primarily due to the combination of an increase in long-term interest rates, higher concentration of lower loan balance and HARP security holdings and a decline in the weighted average coupon rate on the Company's portfolio during the quarter. The Company's net TBA dollar roll position was concentrated in low coupon securities and is not included in the CPR calculations above.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected CPRs over the remaining life of the security. The weighted average cost basis of the Company's investment portfolio was 105.6% of par value as of December 31, 2012; therefore, faster actual or projected prepayments can have a meaningful negative impact, while slower actual or projected prepayments can have a meaningful positive impact, on the Company's asset yields.

The amortization of premiums, net of any accretion of discounts, on the investment portfolio for the fourth quarter was $(153) million, or $(0.45) per common share, compared to $(219) million, or $(0.66) per common share, for the third quarter. The change in the Company's weighted average projected CPR estimate resulted in recognition of approximately $37 million, or $0.11 per common share, of "catch-up" premium amortization benefit during the quarter, compared to approximately $(23) million, or $(0.07) per common share, of "catch-up" premium amortization cost during the third quarter. The unamortized net premium balance as of December 31, 2012 was $4.4 billion.

American Capital Agency Corp.
February 7, 2013

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its agency security portfolio for the fourth quarter increased 27 bps to 2.82%, from 2.55% for the third quarter. Excluding the impact of "catch-up" premium amortization benefit/cost recognized during the current and prior quarter due to changes in projected CPR estimates, the annualized weighted average yield on the Company's agency security portfolio was 2.63% for the current quarter, compared to 2.66% for the prior quarter. The Company's average asset yield reported as of December 31, 2012 was 2.61%, unchanged from September 30, 2012.

The Company's average cost of funds (derived from the cost of repurchase agreements ("repos"), other debt and interest rate swaps) increased 6 bps to 1.19% for the fourth quarter, from 1.13% for the third quarter. The Company's average cost of funds as of December 31, 2012, increased 11 bps to 1.22% from 1.11% as of September 30, 2012. The increase in the Company's average cost of funds was due to an increase of 5 bps in repo costs from 0.46% as of September 30, 2012 to 0.51% as of December 31, 2012, due to higher year-end repo rates and higher average swap costs. The ratio of interest rate swaps to repurchase agreements and other debt outstanding was 62% as of December 31, 2012, largely unchanged from 61% as of September 30, 2012.

The Company's average net interest rate spread for the fourth quarter was 1.63%, an increase of 21 bps from the third quarter of 1.42%. Excluding the impact of "catch-up" premium amortization benefit/cost during the current and prior quarter due to changes in projected CPR estimates, the Company's average net interest rate spread was 1.44% for the current quarter, or 1.65% inclusive of estimated TBA dollar roll income, compared to 1.53% for the third quarter. As of December 31, 2012, the Company's average net interest rate spread was 1.39%, or 1.61% inclusive of net TBA dollar roll positions compared to 1.50% as of September 30, 2012.

LEVERAGE AND HEDGING ACTIVITIES
As of December 31, 2012, the Company had total repurchase agreements and other debt outstanding of $75.4 billion, resulting in a leverage ratio of 7.0x including the net payable for agency securities not yet settled, or 8.2x inclusive of off-balance sheet TBA financing. Average leverage for the quarter was 6.7x. Inclusive of off-balance sheet TBA financing, the Company's average leverage for the quarter was 7.8x.

The $74.5 billion borrowed under repurchase agreements as of December 31, 2012 had original maturities consisting of:

•	$4.0 billion of one month or less;

•	$28.3 billion from one to three months;

•	$24.3 billion from three to six months;

•	$5.3 billion from six to nine months;

•	$7.8 billion from nine to twelve months;

•	$1.9 billion from twelve to twenty-four months;

•	$2.8 billion from twenty-four to thirty-six months; and

•	$0.1 billion of greater than thirty-six months.

The Company increased the weighted average original maturity of its repurchase agreements to 181 days as of December 31, 2012, from 141 days as of September 30, 2012. As of December 31,

American Capital Agency Corp.
February 7, 2013

2012, the Company's repurchase agreements had a weighted average remaining days to maturity of 118 days, compared to 89 days as of September 30, 2012.

The Company's interest rate swap positions as of December 31, 2012 totaled $46.9 billion in notional amount and had an average fixed pay rate of 1.46%, a weighted average receive rate of 0.29% and a weighted average maturity of 4.4 years. During the quarter, the Company increased its swap position, including forward starting swaps ranging up to April 2013, by $1.7 billion, while $3.7 billion of the Company's shorter duration swaps were terminated during the quarter. The new swap agreements entered into during the quarter have an average maturity of approximately 8.7 years from December 31, 2012 and a weighted average fixed pay rate of 1.53%. The Company enters into swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.

The Company utilizes interest rate swaptions to mitigate exposure to larger changes in interest rates. During the quarter, the Company added $6.1 billion of payer swaptions at a cost of $124 million, while $0.2 billion of payer swaptions from previous quarters expired for a total loss of $3 million. As of December 31, 2012, the Company had $14.5 billion in payer swaptions outstanding at a market value of $171 million with an average option term of 21 months and an average underlying interest rate swap term of 7.8 years.

The Company also utilizes short positions in U.S. Treasury Securities to mitigate exposure to increases in interest rates. As of December 31, 2012, the Company had $11.8 billion in short Treasury positions. As of December 31, 2012, 97% of the Company's outstanding balance of repurchase agreements and other debt was hedged through interest rate swaps, swaptions and short Treasury positions, an increase from 81% as of September 30, 2012. Inclusive of off-balance sheet TBA financing, the Company's aggregate hedge ratio was 80% as of December 31, 2012, an increase from 76% as of September 30, 2012.

OTHER INCOME (LOSS), NET
During the quarter, the Company recorded a gain of $442 million in other income (loss), net, or $1.30 per common share. Other income (loss), net is comprised of:

•	$353 million of net realized gains on sales of agency securities;

•	$(77) million of other interest rate swap periodic interest costs (excludes $(50) million of interest rate swap costs recorded in interest expense);

•	$145 million of net unrealized gains on interest rate swaps;

•	$(32) million of interest rate swap termination fees;

•	$98 million of TBA dollar roll income;

•	$(8) million of net losses on TBA mortgage positions and forward settling securities; and

•	$(37) million of net losses on other derivative instruments and securities.

Other derivative instruments and securities generally represent instruments that are used in addition to interest rate swaps (such as swaptions, treasury securities and treasury futures contracts) to supplement the Company's interest rate risk management strategies.

American Capital Agency Corp.
February 7, 2013

OTHER COMPREHENSIVE INCOME (LOSS)
During the quarter, the Company recorded other comprehensive loss of $(684) million, or $(2.01) per common share, comprised of $(734) million of net unrealized losses on agency securities and $50 million of net unrealized gains on interest rate swaps. The net unrealized gains on interest rate swaps consists of amounts reclassified out of accumulated OCI into interest expense for the amortization of deferred losses associated with interest rate swaps that were de-designated as hedges in the third quarter of 2011.

ESTIMATED TAXABLE INCOME
Estimated taxable income for the fourth quarter was $1.93 per common share, or $0.44 lower than GAAP net income per common share. The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses.

FOURTH QUARTER 2012 DIVIDEND DECLARATIONS
On December 14, 2012, the Board of Directors of the Company declared a fourth quarter dividend on its common stock of $1.25 per share, which was paid on January 28, 2013 to common stockholders of record as of December 27, 2012. Since its May 2008 initial public offering, the Company has paid a total of $2.8 billion in common dividends, or $23.86 per common share.

On December 17, 2012, the Board of Directors of the Company declared a fourth quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of $0.50 per share. The dividend was paid on January 15, 2013 to preferred stockholders of record as of January 1, 2013.

The Company had approximately $740 million of estimated undistributed taxable income as of December 31, 2012, or $2.18 per common share, after adjusting for the fourth quarter common and preferred dividends declared, but without adjustment for future quarterly dividends not yet declared on the Company's Series A Preferred Stock.

The Company also announced the tax characteristics of its 2012 dividends. The Company's 2012 common stock dividend of $5.00 per common share consisted of $4.5092 per common share of ordinary income and $0.4908 per common share of long-term capital gains for federal income tax purposes. The Company's 2012 Series A Preferred Stock dividend of $1.056 per preferred share consisted of $0.9523 per preferred share of ordinary income and $0.1037 per preferred share of long-term capital gains for federal income tax purposes. The Company's 2012 Series A Preferred Stock dividend excludes for federal income tax purposes the dividend of $0.50 per preferred share declared during the fourth quarter since the record date was subsequent to December 31, 2012. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.AGNC.com.

American Capital Agency Corp.
February 7, 2013

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread income and estimated taxable income, which are Non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $79,966, $83,600, $71,809, $71,156, and $50,405, respectively)	$83,710	$88,020	$76,378	$80,517	$54,625
Agency securities transferred to consolidated variable interest entities, at fair value	1,535	1,620	1,544	53	58
U.S. Treasury securities, at fair value (including pledged securities of $101)	—	—	—	—	101
Cash and cash equivalents	2,430	2,569	2,099	1,762	1,367
Restricted cash	399	369	302	315	336
Derivative assets, at fair value	301	292	64	184	82
Receivable for securities sold (including pledged securities of $0, $1,466, $2,674, $1,442, and $319, respectively)	—	2,326	2,877	1,706	443
Receivable under reverse repurchase agreements	11,818	6,712	1,274	3,613	763
Other assets	260	269	244	267	197
Total assets	$100,453	$102,177	$84,782	$88,417	$57,972

Liabilities:
Repurchase agreements	$74,478	$79,254	$69,540	$69,816	$47,681
Debt of consolidated variable interest entities, at fair value	937	1,008	954	50	54
Payable for securities purchased	556	1,311	2,198	4,852	1,919
Derivative liabilities, at fair value	1,264	1,562	1,250	827	853
Dividends payable	427	430	384	286	314
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	11,763	7,265	1,269	3,816	899
Accounts payable and other accrued liabilities	133	74	51	52	40
Total liabilities	89,558	90,904	75,646	79,699	51,760

Stockholders' equity:
8.000% Series A Cumulative Redeemable Preferred Stock; $0.01 par value; 6.9, 6.9, 6.9, 0.0 and 0.0 shares issued and outstanding, respectively; liquidation preference of $25 per share ($173)	167	167	167	—	—
Common stock, $0.01 par value; 600.0, 600.0, 600.0, 300.0, and 300.0 shares authorized; 338.9, 341.6, 304.8, 300.0, and 224.1 shares issued and outstanding, respectively	3	3	3	3	2
Additional paid-in capital	9,460	9,536	8,296	8,141	5,937
Retained (deficit) earnings	(289)	(672)	(328)	317	(38)
Accumulated other comprehensive income	1,554	2,239	998	257	311
Total stockholders' equity	10,895	11,273	9,136	8,718	6,212
Total liabilities and stockholders' equity	$100,453	$102,177	$84,782	$88,417	$57,972

Net book value per common share	$31.64	$32.49	$29.41	$29.06	$27.71

American Capital Agency Corp.
February 7, 2013

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2012
Interest income:
Interest income	$570	$520	$504	$514	$2,109
Interest expense (1)	147	139	120	106	512
Net interest income	423	381	384	408	1,597

Other income (loss), net:
Gain on sale of agency securities, net	353	210	417	216	1,196
Gain (loss) on derivative instruments and other securities, net (1)	89	(460)	(1,029)	47	(1,353)
Total other income (loss), net	442	(250)	(612)	263	(157)
Expenses:
Management fees	31	32	28	22	113
General and administrative expenses	9	8	8	6	31
Total expenses	40	40	36	28	144
Income (loss) before income tax provision (benefit)	825	91	(264)	643	1,296
Income tax provision (benefit)	15	5	(3)	2	19
Net income (loss)	810	86	(261)	641	1,277
Dividend on preferred stock	3	3	3	—	10
Net income (loss) available (attributable) to common shareholders	$807	$83	$(264)	$641	$1,267

Net income (loss)	$810	$86	$(261)	$641	$1,277
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities, net	(734)	1,190	689	(106)	1,039
Unrealized gain on derivative instruments, net (1)	50	51	52	52	205
Other comprehensive (loss) income	(684)	1,241	741	(54)	1,244
Comprehensive income	126	1,327	480	587	2,521
Dividend on preferred stock	3	3	3	—	10
Comprehensive income available to common shareholders	$123	$1,324	$477	$587	$2,511

Weighted average number of common shares outstanding - basic and diluted	340.3	332.8	301.0	240.6	303.9
Net income (loss) per common share - basic and diluted	$2.37	$0.25	$(0.88)	$2.66	$4.17
Comprehensive income per common share - basic and diluted	$0.36	$3.98	$1.58	$2.44	$8.26
Estimated REIT taxable income per common share - basic and diluted (2)	$1.93	$1.36	$1.62	$2.03	$6.87
Dividends declared per common share	$1.25	$1.25	$1.25	$1.25	$5.00

American Capital Agency Corp.
February 7, 2013

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO ADJUSTED NET INTEREST INCOME AND NET SPREAD INCOME (2)
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2012
Interest income	$570	$520	$504	$514	$2,109
Interest expense:
Repurchase agreements and other debt	97	88	68	54	307
Interest rate swap periodic costs (1)	50	51	52	52	205
Total interest expense	147	139	120	106	512
Net interest income	423	381	384	408	1,597
Other interest rate swap periodic costs (3)	77	74	62	39	252
Adjusted net interest income	346	307	322	369	1,345
Operating expenses	40	40	36	28	144
Net spread income	306	267	286	341	1,201
Dividend on preferred stock	3	3	3	—	10
Net spread income available to common shareholders	$303	$264	$283	$341	$1,191
Weighted average number of common shares outstanding - basic and diluted	340.3	332.8	301.0	240.6	303.9
Net spread income per common share - basic and diluted	$0.89	$0.79	$0.94	$1.42	$3.92

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (2)
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2012
Net income (loss)	$810	$86	$(261)	$641	$1,277
Book to tax differences:
Premium amortization, net	(19)	55	43	(28)	51
Realized (gain) loss, net	(16)	167	54	(46)	159
Unrealized (gain) loss, net	(121)	128	647	(80)	574
Other	6	20	9	2	38
Total book to tax differences	(150)	370	753	(152)	822
Estimated REIT taxable income	660	456	492	489	2,099
Dividend on preferred stock	3	3	3	—	10
Estimated REIT taxable income available to common shareholders	$657	$453	$489	$489	$2,089
Weighted average number of common shares outstanding - basic and diluted	340.3	332.8	301.0	240.6	303.9
Estimated REIT taxable income per common share - basic and diluted	$1.93	$1.36	$1.62	$2.03	$6.87
Estimated cumulative undistributed REIT taxable income per common share (4)	$2.18	$1.52	$1.61	$1.28	$2.18

American Capital Agency Corp.
February 7, 2013

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Fixed-rate agency securities, at fair value - as of period end	$83,635	$87,882	$75,732	$77,675	$51,484
Adjustable-rate agency securities, at fair value - as of period end	$891	$992	$1,072	$2,500	$2,774
CMO agency securities, at fair value - as of period end	$173	$191	$568	$228	$247
Interest-only strips agency securities, at fair value - as of period end	$292	$307	$276	$133	$141
Principal-only strips agency securities, at fair value - as of period end	$254	$268	$274	$34	$37
Total agency securities, at fair value - as of period end	$85,245	$89,640	$77,922	$80,570	$54,683
Total agency securities, at cost - as of period end	$83,193	$86,850	$76,352	$79,687	$53,694
Total agency securities, at par - as of period end (5)	$78,789	$82,435	$72,683	$76,023	$51,266
Average agency securities, at cost	$80,932	$81,500	$74,007	$61,962	$46,060
Average agency securities, at par (5)	$76,710	$77,519	$70,549	$59,082	$43,968
Average repurchase agreements and other debt	$74,649	$75,106	$67,997	$57,480	$42,184
Average stockholders' equity (6)	$11,177	$10,602	$9,071	$6,984	$5,564
Net book value per common share as of period end (7)	$31.64	$32.49	$29.41	$29.06	$27.71
Leverage - average during the period (8)	6.7:1	7.1:1	7.5:1	8.2:1	7.6:1
Leverage - as of period end (9)	7.0:1	7.0:1	7.6:1	8.4:1	7.9:1

Key Performance Statistics:
Average coupon (10)	3.77%	3.81%	3.96%	4.15%	4.31%
Average asset yield (11)	2.82%	2.55%	2.73%	3.32%	3.06%
Average cost of funds (12)	(1.19)%	(1.13)%	(1.08)%	(1.01)%	(1.16)%
Average net interest rate spread (13)	1.63%	1.42%	1.65%	2.31%	1.90%
Average coupon - as of period end	3.69%	3.77%	3.86%	3.99%	4.23%
Average asset yield - as of period end	2.61%	2.61%	2.81%	3.06%	3.07%
Average cost of funds - as of period end (14)	(1.22)%	(1.11)%	(1.19)%	(0.99)%	(1.13)%
Average net interest rate spread - as of period end	1.39%	1.50%	1.62%	2.07%	1.94%
Average actual CPR for securities held during the period	10%	9%	10%	10%	9%
Average forecasted CPR - as of period end	11%	14%	12%	9%	14%
Total premium amortization, net	$(153)	$(219)	$(196)	$(100)	$(121)
Expenses % of average total assets	0.16%	0.17%	0.18%	0.16%	0.19%
Expenses % of average stockholders' equity	1.42%	1.50%	1.59%	1.60%	1.74%
Net comprehensive income return on average common equity - annualized (15)	4.4%	50.4%	21.5%	33.7%	34.0%
Dividends declared per common share	$1.25	$1.25	$1.25	$1.25	$1.40
Economic return on common equity - annualized (16)	4.9%	58.6%	22.1%	37.7%	32.6%

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. Accumulated other comprehensive loss (“OCI”) on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

American Capital Agency Corp.
February 7, 2013

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense. Other interest rate swap periodic costs does not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.
Estimated cumulative undistributed REIT taxable income as of period end is net of common and preferred dividends declared during the period, without adjustment for future quarterly dividends not yet declared on the Company's Series A Preferred Stock. Amount divided by total common shares outstanding as of each period end.

5.	Agency securities par value excludes the underlying unamortized principal balance ("UPB") of the Company's interest-only securities.

6.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

7.
Net book value per common share calculated as total stockholders' equity, less the Company's Series A Preferred Stock liquidation preference of $25 per preferred share, divided by the number of common shares outstanding as of period end.

8.
Leverage during the period was calculated by dividing the daily weighted average repurchase agreements and other debt outstanding, less repurchase agreements for treasury securities, for the period by the average stockholders' equity for the period.

9.
Leverage at period end was calculated by dividing the sum of the amount outstanding under repurchase agreements, net receivable / payable for unsettled agency securities and other debt by total stockholders' equity at period end.

10.	Weighted average coupon for the period was calculated by dividing the total coupon (or cash) interest income on agency securities by average agency securities held at par.

11.
Weighted average asset yield for the period was calculated by dividing the total interest income on agency securities (coupon interest less amortization of premiums and discounts) by the average amortized cost of agency securities held.

12.
Cost of funds includes repurchase agreements, other debt and interest rate swaps (including de-designated swaps and swaps never designated as hedges under GAAP), but excludes swap termination fees and costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions. Weighted average cost of funds for the period was calculated by dividing the total cost of funds by the average repurchase agreements and other debt outstanding, less repurchase agreements for treasury securities, for the period.

13.	Net interest rate spread for the period was calculated by subtracting the average cost of funds from the average asset yield.

14.
Cost of funds as of period end includes repurchase agreements and other debt outstanding, plus the impact of interest rate swaps in effect as of each period end and forward starting swaps becoming effective, net of swaps expiring, within three months of each period end, but excludes costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions.

15.	Net comprehensive income return on average common equity for the period was calculated by dividing comprehensive income available to common shareholders by average common equity.

16.
Economic return on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on February 8, 2013 at 9:00 am ET. The stockholder call can be accessed through a live webcast, free of charge, at www.AGNC.com or by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2012 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the AGNC website after the call on February 8, 2013. In addition, there will be a phone recording available from 12:00 pm ET February 8, 2013 until 9:00 am ET February 22, 2013. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10024358.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

American Capital Agency Corp.
February 7, 2013

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust (“REIT”) that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products.  American Capital manages $18.6 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $118 billion of total assets under management (including levered assets). American Capital, through a wholly-owned portfolio company, manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC) with approximately $10 billion market capitalization and American Capital Mortgage Investment Corp. (NASDAQ: MTGE) with approximately $850 million market capitalization. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

Net spread income consists of adjusted net interest income, less total operating expenses. Adjusted net interest income is interest income less interest expense (or “GAAP net interest income”), less other periodic interest rate swap interest costs reported in other income (loss), net.

American Capital Agency Corp.
February 7, 2013

Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from estimated taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. The Company also believes that providing investors with net spread income, estimated taxable income and certain financial metrics derived based on such estimated taxable income, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are an incomplete measure of the Company's financial performance and involve differences from net income computed in accordance with GAAP, net spread income and estimated taxable income should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.